EMPLOYMENT AGREEMENT

      AGREEMENT   dated  as  of  August  15,  1996,  by  and  between   Netsmart
Technologies, Inc., a Delaware corporation with its principal office at 146 Nassau Avenue, Islip, NY 11751 (the "Company"), and James L. Conway, residing at 951 Roxbury Drive, Westbury, NY 11590 (the "Executive").

                          W I T N E S S E T H:

      WHEREAS, the Company desires to obtain the benefits of Executive's knowledge, skill and ability in connection with managing the operations of the Company and to employ Executive on the terms and conditions hereinafter set forth; and
      WHEREAS, Executive desires to provide his services to the Company and to accept employment by the Company on the terms and conditions hereinafter set forth;
      NOW, THEREFORE, in consideration of the mutual promises set forth in the agreement, the parties agree as follows:

      1.   Employment and Duties
           (a) Subject to the terms and conditions hereinafter set forth, the Company hereby employs the Executive as a president of the Company. During the term of his employment pursuant to this Agreement (the "Term"), the Executive shall report to the Company's Board of Directors (the "Board")' or such senior executive officer as may be designated by the Board, and Executive shall perform such duties and responsibilities customarily associated with such positions, and shall have such other duties and responsibilities consistent with such position as the Board may assign to him from time to time. The Company understands that the executive also serves as the president of S-Tech, Inc. and will continue to devote a portion of his time to that company.
           (b) In addition, the Executive shall serve at no additional compensation as a director of the Company, if elected, and in such executive capacity or capacities with respect to any affiliate of the Company to which he may be elected or appointed, provided that such duties are not inconsistent with those of an executive officer of the Company. The Company agrees that, as long as Executive shall be employed by the Company pursuant to this Agreement, the Company shall include Executive as one of management's designees for director of the Company.
           (c) Unless terminated earlier as provided for in Paragraph 5 of this Agreement, the Term shall be for an initial period commencing as of the date of this Agreement and expiring on August 15, 2001.

      2. Executive hereby accepts the employment contemplated by this Agreement. During the Term, Executive shall report to the Board and shall devote substantially all of his business time and attention to the performance of his duties under this Agreement, and shall perform such duties diligently, in good faith and in a manner consistent with the best interests of the Company.

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      3.   Compensation and Other Benefits
           (a) (i)For his services to the Company during the Term, the Company shall pay Executive a salary ("Salary") at the annual rate of one hundred twenty five thousand dollars ($125.000,00). Commencing August 15, 1996 and on each August 15 thereafter during the Term of this Agreement, the Executive shall receive an increase in Salary equal to the cost of living increase. The Salary shall be payable in such installments as the Company regularly pays its executive officers, but not less frequently than semi-monthly.

               (iiThe cost of living increase shall be computed as follows:
                  (A) The cost of living index, as hereinafter defined, for August commencing August 1996, shall be compared with the cost of living index for August of the previous year. The
 cost of living increase shall mean the percentage increase in the cost of living index from the previous August to the August as of which the computation is made. Such determination shall be made as soon as possible after release of the cost of living index for the August as of which the computation is being made, and the Company shall, on the next payroll date, pay to the Executive any additional Salary accrued but not paid pending determination of the cost of living increase.
                  (B) The cost of living index shall mean the "Consumers Price Index for Urban Wage Earners and Clerical Workers (Revised Series)-New York Metropolitan Area", published by the Bureau of Labor Statistics of the United States Department of Labor. If the said cost of living index in its form as of the date of this agreement or the calculation basis thereof shall be revised therefrom or discontinued, the parties shall attempt in good faith to adjust the provisions of this Paragraph 3(a).
           (b) The Company shall also pay Executive a bonus (the "Bonus") equal to five (5%) percent of the Company's income before income taxes per year for the year ended December 31, 1996 and for each year thereafter during the Term of this Agreement; provided that the Bonus shall not exceed three hundred (300%) percent of the Executive's Salary for the year with respect to which it is paid. If the Agreement terminates prior-to the end of a fiscal year (other than as a result of a termination for cause), Executive shall be entitled to a Bonus for such fiscal year on a pro rata basis, based upon the number of whole months that Executive was employed by the Company. For purposes of calculating the Bonus, income before income taxes shall be computed in accordance with generally accepted accounting principles.
           (c) In addition to Salary and Bonus, Executive shall receive the following benefits:
         (i) health insurance for the Executive, his dependents and, to the extent permitted by the Company's health insurer, his beneficiary, accident and life insurance and officer's life insurance to the extent such benefits are currently in effect or will be put into effect for executive offices during the term of this Agreement;
               (iiuse of a company-owned or leased automobile or an automobile allowance of $1000 per month, including insurance, fuel, service and maintenance costs, which shall be paid in accordance with the Company's policies on automobile benefits; and
               (iivacation in accordance with Company policy.

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           (d) In the event of a  termination  of  Executive's  employment  as a result of his death or Disability, as hereinafter defined, the Company shall continue to pay to Executive or his beneficiary, his Salary at the annual rate in effect at the date of death or termination resulting from Disability, until the earlier of (i) two (2) years from the date of death or such termination or
(ii) August 15, 2001; provided, however, that the Company's obligations to make such payments are contingent upon Executive having taken and passed a physical for key man life insurance and the Company having been able to obtain such key man insurance at standard rates. The beneficiary of Executive shall be the person designated by Executive as the beneficiary by an instrument executed and acknowledged by Executive; provided, that if Executive shall fail to designate a beneficiary as provided in this Paragraph 3(d), the benefits of this Paragraph 3(d) or Paragraph 5(e) of this Agreement, shall not be payable by the Company.
      4.  Reimbursement  of  Expenses.   The  Company  shall  pay  or  reimburse
Executive, upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred by Executive in connection with the performance of his services pursuant to this Agreement hereunder in accordance with the Company's expense reimbursement policy.
       5.  Termination of Employment
           (a) The Executive's employment hereunder shall terminate immediately upon the death of the Executive.
           (b) The Executive's employment may be terminable by the Executive or the Company by not less than thirty
(30)  days'  written  notice in the event of  Executive's
Disability. The term "Disability" shall mean any illness, disability or incapacity of the Executive which prevents him from substantially performing his regular duties for a period of three (3) consecutive months or four (4) months, even though not consecutive, in any twelve (12) month period.
           (c) The Company may terminate Executive's employment, immediately and without notice, for cause, in which event no further compensation shall be payable to Executive. The term "Cause" shall mean (i) a material breach by the Executive of Paragraph 6, 7, 8 and 10(a) of this Agreement, (ii) repeated acts of dishonesty or deliberate misconduct, (iii) breach of trust or other action by which Executive obtains personal gain at the expense of or to the detriment of the Company, (iv) repeated failure to perform customary duties of his position following notice from the Board (with Executive not participating or voting if Executive is a director) or (v) conviction of the Executive of any felony or any other crime relating to the performance of his duties.
           (d) In the event that the Company terminates Executive's employment other than as provided in Paragraphs 5(a), (b) and (c), the Company shall pay to Executive as severance payments (i) his Salary as provided in this Agreement for the balance of the term of this Agreement, which shall be paid at such times as the Company pays its executive officers, and (ii) the Bonus paid to Executive for the previous year, which shall be paid in twelve (12) equal monthly installments.
           (e) In the event of any termination of Executive's employment, including termination for cause, Executive shall be entitled to all rights under the Company's benefit plans which had vested as of the date of termination of his employment. In addition, for a period of eighteen (18) months after such termination, the Company shall provide Executive or his beneficiary (provided that Executive shall have designated a beneficiary as provided in Paragraph 3(d) of this Agreement) with the hospitalization, life insurance, medical and major medical benefits which would have been provided to Executive if he had continued in the employ of the Company, except that the Company shall not be required to provide life coverage for any beneficiary of Executive.

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      6. Trade Secrets and  Proprietary  Information.  Executive  agrees that he will not,  during  or after the Term of this  Agreement  or  thereafter,  use or
disclose  to  any  person,  firm,  corporation,   partnership,  business  trust,
individual or other business entity any trade secrets or proprietary information concerning the Company's or any of its subsidiaries' products, services, business, proposed products and services, marketing strategy and research and development activities; except that nothing in this Agreement shall be construed to prohibit him from using or disclosing such information if it shall become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure and complying with legal process.
      7. Covenant Not to Solicit or Compete. Executive recognizes that the scope of the Company's business is international and is not limited to any single state or region. Executive covenants and agrees that from the date hereof and for a period of one (l) year after termination of this Agreement, he will not:
           (a) engage in any business in the United States whether as officer, director, consultant, partner, guarantor, principal, agent, employee, advisor or in any manner, which directly competes with the business of the Company as it is engaged in at the time of the termination of this Agreement, unless at the time of such termination or thereafter during the non-competition period the Company ceases to be engaged in such activity, provided, however, that nothing in the Paragraph 7(a) shall be construed to prohibit Executive from owning an interest of not more than five percent (5%) of any public company engaged in such activities; or
           (b) solicit any present customer (i.e., any customer to whom the Company sold products or services during the twelve (12) for the sale of any product or service then being sold or service then being offered by the Company months prior to such termination) or any customer to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during such twelve (12) month period.
      8. Inventions and Discoveries. Executive agrees promptly to disclose in writing to the Company any invention or discovery made by him during the Term, whether or after working hours, in the any business in which the Company or any of its subsidiaries in then engaged or which otherwise relates to any matter or product or service dealt in by the Company or any subsidiary or relates in any manner to the Company's or any subsidiary's businesses, and such inventions and discoveries shall be the Company's sole property. Upon the Company's request, Executive shall execute and assign to the Company all applications for copyrights and patent letters of the United States and such foreign countries as the Company may designate, and Executive shall execute and deliver to the Company such other instruments as the Company deems necessary to vest in the Company the sole ownership of all exclusive rights in and to such inventions and discoveries, as well as the copyrights and/or patents. If services in connection with applications for copyrights and/or patents are performed by Executive at the Company's request after the termination of his employment, the Company shall pay him reasonable compensation for such services rendered after termination of this Agreement.

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      9. Injunctive  Relief.  Executive  agrees that his violation or threatened violation of any of the provisions of Paragraphs 6, 7 and 8 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting such party from any violation or threatened violation of these provision and compelling Executive to comply with these provisions. This Paragraph 9 shall not affect or limit, and injunctive relief provided in this Paragraph 9 shall be in addition to, any other remedies available to the Company at law or in equity. In the event or any breach or threatened breach of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting such party from any violation or threatened violation of these provisions and compelling Executive to comply with these provisions. This Paragraph 9 shall not affect or limit, and the injunctive relief provided in this Paragraph 9 shall be in addition to, any other remedies available to the Company at law or in equity. In the event an injunction is issued against any such conduct by Executive, the period referred to in Paragraph 7 of this Agreement shall continue until the later of the expiration of the period set forth therein or one (1) month from the date a final judgment enforcing such provisions is entered and the time for appeal has lapsed.
      10. Indemnification. The Company shall provide Executive with payment of legal fees and indemnification to the maximum extent permitted by the Company's certificate of incorporation and the Delaware General Corporation Law.
      11.  Miscellaneous
           (a) Executive represents, warrants, covenants and agrees that he has a right to enter into this Agreement, that he is not a party to any agreement or understanding, oral or written, which would prohibit performance of his obligations under this Agreement, and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using.
           (b) Executive will cooperate with the Company in connection with the Company's application to obtain key-man life insurance on his life, on which the Company will be the beneficiary. Such cooperation shall include the execution of any applications or other documents requiring his signature and submission of insurance applications and submission to a physical.
           (c) Any notice under the provisions of this Agreement shall be given in writing and by hand, overnight courier or messenger service, against signed receipt or acknowledgment of receipt, registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Paragraph 7(d), to the parties at their respective addresses set forth at the beginning of this Agreement or by telecopier to the Company at (212) 233-5023 or to Executive at (516) 968-2123, with notice to the Company being sent to the attention of the individual who executed this Agreement on behalf of the Company. Either party may, by like notice, change the person, address or telecopier number to which notice should be sent.
           (d) If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court having jurisdiction may reduce the scope of any provision of this Agreement so that it complies with applicable law.

           (e) The Agreement constitutes the entire agreement of the Company and Executive as to the subject matter hereof, superseding all prior written or prior or contemporaneous oral understanding or agreements, including any previous employment agreements, or understandings with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a

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modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
           (f) Neither party hereto shall have the right to assign or transfer any of its or his rights hereunder.
           (g) This Agreement  shall be binding upon and inure to the benefit of
the  parties  hereto  and  their  respective   heirs,   successors,   executors,
administrators and assigns.
           (h) The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.
           (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State, except that the provisions of Paragraph 10 shall be governed by the Delaware Corporation Law. Each of the parties hereby
(i) irrevocably consents and agrees that any legal or equitable action or proceeding under or in connection with this Agreement shall be brought exclusively in any Federal or state court in the County of New York, State of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid court and (iii) agrees that any action against such party may be commenced by service of process by any method set forth in Paragraph 1 l(c) of this Agreement, other than by telecopier, to such party as provided in said Paragraph 11 (c).

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NETSMART TECHNOLOGIES, INC.        NETSMART TECHNOLOGIES, INC.

By:/s/ Lewis S. Schiller           By:/s/ James L. Conway
Name: Lewis S. Schiller (Company)  Name: James L. Conway (Executive)
Tittle: Chief Executive Officer    Title: President
Chairman of the Board

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